SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2004

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 31, 2004, Worldspan, L.P. (the “Company”) entered into Amendment 9 to the CRS Marketing, Services and Development Agreement (“Amendment 9”), dated as of March 11, 2004, among the Company and Expedia, Inc. (“Expedia”).  Amendment 9 modifies the terms of the agreement under which the Company processes travel transactions for Expedia.  Amendment 9 is attached to this Report as Exhibit 10.1.

Item 7(c). Exhibits.

10.1 Amendment No. 9 to the CRS Marketing, Services and Development Agreement (“Amendment 9”), dated as of March 11, 2004, among the Company and Expedia, Inc.**

**Confidential treatment requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By: /s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice President—Human Resources

Dated: April 6, 2004